Exhibit 99

Universal Electronics Reports Financial Results for the Second Quarter 2021
SCOTTSDALE, AZ – August 5, 2021 – Universal Electronics Inc. (UEI) (NASDAQ: UEIC) reported financial results for the three and six months ended June 30, 2021.
“As we look towards the second half of 2021, we are beginning to see increased demand, which bodes well for our business,” said Paul Arling, UEI’s chairman and CEO. “We are seeing renewed strength in orders for the back half of 2021 on existing platforms and increased adoption of our Apple TV remote for multichannel video programming distributors across the world. We have started shipping launch quantities to our initial MVPD customers with additional launches planned later in 2021 as well as 2022. Nevo Butler, our white-label voice-enabled smart home and entertainment control hub, is in a field trial with a major European telco. However, due to semiconductor component shortages and some logistical challenges in the second quarter, we were unable to fulfill all our orders. Despite these temporal challenges, our continued focus on technology innovation, strong customer relations, and operational excellence expanded our operating profit and delivered a record second quarter EPS.
“Our ongoing commitment to innovation continues to broaden our use cases and diversify our potential customer base. We have led wireless device control for decades overcoming numerous macro-economic conditions be it component shortages, tariffs or pandemics. UEI is resilient and innovative. We set technology trends and standards. We expect to continue to lead the industry for decades to come.”
Financial Results for the Three Months Ended June 30: 2021 Compared to 2020
•GAAP net sales were $150.5 million, compared to $153.1 million; Adjusted Non-GAAP net sales were $150.6 million, compared to $153.3 million.
•GAAP gross margins were 29.7%, compared to 24.9%; Adjusted Non-GAAP gross margins were 30.5%, compared to 28.5%.
•GAAP operating income was $9.0 million, compared to $6.5 million; Adjusted Non-GAAP operating income was $15.8 million, compared to $14.5 million.
•GAAP net income was $5.6 million, or $0.40 per diluted share, compared to $14.4 million or $1.02 per share; Adjusted Non-GAAP net income was $13.6 million, or $0.98 per diluted share, compared to $12.6 million, or $0.89 per diluted share.
•At June 30, 2021, cash and cash equivalents were $67.7 million.
Financial Results for the Six Months Ended June 30: 2021 Compared to 2020
•GAAP net sales were $301.0 million, compared to $304.9 million; Adjusted Non-GAAP net sales were $301.3 million, compared to $305.2 million.
•GAAP gross margins were 30.2%, compared to 26.6%; Adjusted Non-GAAP gross margins were 30.9%, compared to 29.7%.
•GAAP operating income was $17.6 million, compared to $14.5 million; Adjusted Non-GAAP operating income was $31.5 million, compared to $29.4 million.
•GAAP net income was $12.6 million, or $0.89 per diluted share, compared to $20.2 million or $1.43 per share; Adjusted Non-GAAP net income was $26.2 million, or $1.87 per diluted share, compared to $24.1 million, or $1.70 per diluted share.
Financial Outlook
For the third quarter of 2021, the company expects GAAP net sales to range between $160 million and $170 million, compared to $153.5 million in the third quarter of 2020. GAAP earnings per diluted share for the third quarter of 2021 are expected to range from $0.61 to $0.71, compared to a GAAP earnings per diluted share of $0.43 in the third quarter of 2020.
For the third quarter of 2021, the company expects Adjusted Non-GAAP net sales to range from $160 million to $170 million, compared to $153.7 million in the third quarter of 2020. Adjusted Non-GAAP earnings per diluted share are expected to range from $1.00 to $1.10, compared to Adjusted Non-GAAP earnings per diluted share of $0.92 in the third quarter of 2020. The third quarter 2021 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.39 per share related to, among other things, excess manufacturing overhead costs, stock-based compensation, amortization of acquired intangibles, litigation costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.

The company continues to believe in its long-term growth targets of sales between 5% and 10% and EPS between 10% and 20%.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, August 5, 2021 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its second quarter 2021 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414, and for international calls dial 315-625-3071 approximately 15 minutes prior to the start of the conference. The conference ID is 8165525. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 855-859-2056, and internationally dial 404-537-3406. The access code is 8165525.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales excluding the revenue impact of stock-based compensation for performance-based warrants. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S., excess manufacturing overhead costs, including those related to the COVID-19 pandemic, factory transition costs, loss on the sale of our Ohio call center, gain on the release from our Ohio call center lease obligation guarantee, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions and employee related restructuring costs. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding stock-based compensation expense, amortization of intangibles acquired, changes in contingent consideration related to acquisitions, costs associated with our International Trade Commission litigation efforts, and employee related restructuring and other costs. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, the reversal of a social insurance accrual related to our Guangzhou entity, which was sold in 2018, foreign currency gains and losses, the related tax effects of all adjustments and the effect of a reversal of a reserve of an uncertain tax position related to our Guangzhou entity, which was sold in 2018. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in wireless universal control solutions for home entertainment and smart home devices. We design, develop, manufacture, ship and support control and sensor technology solutions and a broad line of universal control systems, audio video accessories, and intelligent wireless security and smart home products. Our products and solutions are used by the world's leading brands in the video services, consumer electronics, security, home automation, climate control and home appliance markets. For more information, visit www.uei.com.
Contacts:
Paul Arling, Chairman & CEO, UEI, 480.530.3000
Press: Shoshana Leon, Corporate Communications, UEI, sleon@uei.com, 480.521.3354
Investors: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415.433.3777

Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2020, and quarterly and periodic reports we have filed with the Securities Exchange Commission (the “SEC”) since then. Risks that could affect forward-looking statements in this press release include: the acceptance of and demand for the various advanced control products and technologies, including our Apple TV remote control and Nevo Butler products, technologies, and platforms; our ability to continue anticipating the needs and wants of our customers, and timely develop and deliver products and technologies that will be accepted by our customers; the continued commitment of our customers to their product development strategies that translate into greater demand for our technologies and products as anticipated by management; the continued ordering pattern of our customers as anticipated by management; management's ability to manage its business to achieve its net sales, margins, and earnings through its operating efficiencies, product mix, and gross margin improvement initiatives as guided and as anticipated; our ability to enhance and protect the value of our intellectual properties, including our patents and trade secrets, through our licensing and litigation efforts; interruptions in our supply and logistics chains; the effects that natural disasters and public health crises, including the COVID-19 pandemic, have on our business and management’s ability to anticipate and mitigate those effects, including the duration, severity and scope of the COVID-19 pandemic, and the actions and restrictions that may be imposed on us and our operations by federal, state, local and international public health and governmental authorities to contain and combat the outbreak and spread of COVID-19, each of which may exacerbate one or more of the aforementioned risks; and uncertainties and other factors more fully described in our reports filed with the SEC; and effects that changes in laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products and the tariffs imposed upon them. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of August 5, 2021, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$67,690	$57,153
Accounts receivable, net	134,994	129,433
Contract assets	9,585	9,685
Inventories	121,430	120,430
Prepaid expenses and other current assets	6,901	6,828
Income tax receivable	3,650	3,314
Total current assets	344,250	326,843
Property, plant and equipment, net	82,485	87,285
Goodwill	48,555	48,614
Intangible assets, net	19,923	19,710
Operating lease right-of-use assets	19,098	19,522
Deferred income taxes	4,571	5,564
Other assets	2,502	2,752
Total assets	$521,384	$510,290
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$90,079	$83,229
Line of credit	46,000	20,000
Accrued compensation	24,207	28,931
Accrued sales discounts, rebates and royalties	6,597	10,758
Accrued income taxes	1,027	3,535
Other accrued liabilities	29,046	33,057
Total current liabilities	196,956	179,510
Long-term liabilities:
Operating lease obligations	13,197	13,681
Contingent consideration	—	292
Deferred income taxes	2,477	1,913
Income tax payable	1,054	1,054
Other long-term liabilities	332	539
Total liabilities	214,016	196,989
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 24,603,638 and 24,391,595 shares issued on June 30, 2021 and December 31, 2020, respectively	246	244
Paid-in capital	309,072	302,084
Treasury stock, at cost, 11,128,717 and 10,618,002 shares on June 30, 2021 and December 31, 2020, respectively	(322,179)	(295,495)
Accumulated other comprehensive income (loss)	(17,347)	(18,522)
Retained earnings	337,576	324,990
Total stockholders’ equity	307,368	313,301
Total liabilities and stockholders’ equity	$521,384	$510,290

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$150,491	$153,133	$301,033	$304,911
Cost of sales	105,829	115,058	209,972	223,895
Gross profit	44,662	38,075	91,061	81,016
Research and development expenses	7,676	7,385	15,618	15,283
Selling, general and administrative expenses	27,965	24,230	57,811	51,227
Operating income	9,021	6,460	17,632	14,506
Interest income (expense), net	(127)	(372)	(235)	(1,004)
Accrued social insurance adjustment	—	9,464	—	9,464
Other income (expense), net	(17)	731	6	383
Income before provision for income taxes	8,877	16,283	17,403	23,349
Provision for income taxes	3,284	1,883	4,817	3,103
Net income	$5,593	$14,400	$12,586	$20,246

Earnings per share:
Basic	$0.41	$1.03	$0.92	$1.45
Diluted	$0.40	$1.02	$0.89	$1.43
Shares used in computing earnings per share:
Basic	13,672	13,915	13,737	13,938
Diluted	13,926	14,151	14,062	14,181

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$12,586	$20,246
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation and amortization	13,128	15,663
Provision for credit losses	1	240
Deferred income taxes	1,637	1,275
Shares issued for employee benefit plan	681	739
Employee and director stock-based compensation	5,044	4,594
Performance-based common stock warrants	274	338
Impairment of long-term assets	—	50
Accrued social insurance adjustment	—	(9,464)
Loss on sale of Ohio call center	—	712
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(6,241)	(848)
Inventories	(1,076)	9,571
Prepaid expenses and other assets	625	1,947
Accounts payable and accrued liabilities	(7,338)	(40,869)
Accrued income taxes	(2,837)	293
Net cash provided by operating activities	16,484	4,487
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(6,206)	(6,210)
Acquisitions of intangible assets	(1,907)	(3,077)
Payment on sale of Ohio call center	—	(500)
Net cash used for investing activities	(8,113)	(9,787)
Cash flows from financing activities:
Borrowings under line of credit	41,000	50,000
Repayments on line of credit	(15,000)	(45,000)
Proceeds from stock options exercised	991	—
Treasury stock purchased	(26,684)	(6,405)
Contingent consideration payments in connection with business combinations	—	(3,091)
Net cash provided by (used for) financing activities	307	(4,496)
Effect of foreign currency exchange rates on cash and cash equivalents	1,859	(5,674)
Net increase (decrease) in cash and cash equivalents	10,537	(15,470)
Cash and cash equivalents at beginning of period	57,153	74,302
Cash and cash equivalents at end of period	$67,690	$58,832

Supplemental cash flow information:
Income taxes paid	$5,663	$2,215
Interest paid	$202	$1,069

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales:
Net sales - GAAP	$150,491	$153,133	$301,033	$304,911
Stock-based compensation for performance-based warrants	131	154	274	338
Adjusted Non-GAAP net sales	$150,622	$153,287	$301,307	$305,249

Cost of sales:
Cost of sales - GAAP	$105,829	$115,058	$209,972	$223,895
Section 301 U.S. tariffs on goods imported from China (1)	—	(3,523)	—	(3,523)
Excess manufacturing overhead and factory transition costs (2)	(976)	(1,813)	(2,221)	(4,728)
Loss on sale of Ohio call center (3)	—	—	—	(570)
Gain on release from Ohio call center lease obligation guarantee (4)	—	—	542	—
Stock-based compensation expense	(40)	(36)	(77)	(110)
Adjustments to acquired tangible assets (5)	(64)	(66)	(129)	(132)
Employee related restructuring	—	—	—	(204)
Adjusted Non-GAAP cost of sales	104,749	109,620	208,087	214,628
Adjusted Non-GAAP gross profit	$45,873	$43,667	$93,220	$90,621

Gross margin:
Gross margin - GAAP	29.7%	24.9%	30.2%	26.6%
Stock-based compensation for performance-based warrants	0.2%	0.1%	0.2%	0.1%
Section 301 U.S. tariffs on goods imported from China (1)	—%	2.3%	—%	1.2%
Excess manufacturing overhead and factory transition costs (2)	0.6%	1.2%	0.7%	1.6%
Loss on sale of Ohio call center (3)	—%	—%	—%	0.2%
Gain on release from Ohio call center lease obligation guarantee (4)	—%	—%	(0.2)%	—%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjustments to acquired tangible assets (5)	0.0%	0.0%	0.0%	0.0%
Employee related restructuring	—%	—%	—%	0.0%
Adjusted Non-GAAP gross margin	30.5%	28.5%	30.9%	29.7%

Operating expenses:
Operating expenses - GAAP	$35,641	$31,615	$73,429	$66,510
Stock-based compensation expense	(2,404)	(2,255)	(4,967)	(4,484)
Amortization of acquired intangible assets	(277)	(1,396)	(553)	(2,791)
Change in contingent consideration	—	1,261	193	2,224
Litigation costs (6)	(2,908)	—	(6,477)	—
Employee related restructuring and other costs	—	(50)	111	(287)
Adjusted Non-GAAP operating expenses	$30,052	$29,175	$61,736	$61,172

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating income:
Operating income - GAAP	$9,021	$6,460	$17,632	$14,506
Stock-based compensation for performance-based warrants	131	154	274	338
Section 301 U.S. tariffs on goods imported from China (1)	—	3,523	—	3,523
Excess manufacturing overhead and factory transition costs (2)	976	1,813	2,221	4,728
Loss on sale of Ohio call center (3)	—	—	—	570
Gain on release from Ohio call center lease obligation guarantee (4)	—	—	(542)	—
Stock-based compensation expense	2,444	2,291	5,044	4,594
Adjustments to acquired tangible assets (5)	64	66	129	132
Amortization of acquired intangible assets	277	1,396	553	2,791
Change in contingent consideration	—	(1,261)	(193)	(2,224)
Litigation costs (6)	2,908	—	6,477	—
Employee related restructuring and other costs	—	50	(111)	491
Adjusted Non-GAAP operating income	$15,821	$14,492	$31,484	$29,449

Adjusted pro forma operating income as a percentage of net sales	10.5%	9.5%	10.4%	9.6%

Net income:
Net income - GAAP	$5,593	$14,400	$12,586	$20,246
Stock-based compensation for performance-based warrants	131	154	274	338
Section 301 U.S. tariffs on goods imported from China (1)	—	3,523	—	3,523
Excess manufacturing overhead and factory transition costs (2)	976	1,813	2,221	4,728
Loss on sale of Ohio call center (3)	—	—	—	570
Gain on release from Ohio call center lease obligation guarantee (4)	—	—	(542)	—
Stock-based compensation expense	2,444	2,291	5,044	4,594
Adjustments to acquired tangible assets (5)	64	66	129	132
Amortization of acquired intangible assets	277	1,396	553	2,791
Change in contingent consideration	—	(1,261)	(193)	(2,224)
Litigation costs (6)	2,908	—	6,477	—
Employee related restructuring and other costs	—	50	(111)	491
Accrued social insurance adjustment (7)	—	(9,464)	—	(9,464)
Foreign currency (gain) loss	480	(505)	589	(209)
Income tax provision on adjustments	733	1,467	(800)	(75)
Other income tax adjustments (8)	—	(1,303)	—	(1,303)
Adjusted Non-GAAP net income	$13,606	$12,627	$26,227	$24,138

Diluted shares used in computing earnings per share:
GAAP	13,926	14,151	14,062	14,181
Adjusted Non-GAAP	13,926	14,151	14,062	14,181

Diluted earnings per share:
Diluted earnings per share - GAAP	$0.40	$1.02	$0.89	$1.43
Total adjustments	$0.58	$(0.13)	$0.97	$0.27
Adjusted Non-GAAP diluted earnings per share	$0.98	$0.89	$1.87	$1.70

(1)The three and six months ended June 30, 2020 include costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S.
(2)The three and six months ended June 30, 2021 and 2020 include excess manufacturing overhead costs due to the expansion of our manufacturing facility in Mexico where products destined for the U.S. market are now manufactured. These products destined for the U.S. market were previously manufactured in China. Additionally, the six months ended June 30, 2020 includes excess manufacturing overhead costs incurred as we temporarily shut-down our China and Mexico-based factories as a result of the COVID-19 pandemic.
(3)Consists of the loss recorded on the sale of our Ohio call center in February 2020.
(4)Consists of the gain associated with the January 2021 release from our guarantee of the lease obligation related to our Ohio call center which was sold in February 2020.
(5)Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.
(6)Consists of expenses related to our International Trade Commission (“ITC”) investigation of Roku, Inc. and certain other related entities. We have requested the ITC to issue a permanent limited exclusion order prohibiting the importation of certain products into the United States due to their infringement of our patents.
(7)Consists of the reversal of a social insurance accrual related to our Guangzhou entity, which was sold in 2018. The indemnification agreement related to the sale of our Guangzhou entity expired in the second quarter of 2020.
(8)The three and six months ended June 30, 2020 includes the reversal of a reserve of an uncertain tax position related to our Guangzhou entity, which was sold in 2018. The indemnification agreement related to the sale of our Guangzhou entity expired in the second quarter of 2020.